LOAN AGREEMENT                    Exhibit 10.40
                                     BETWEEN
                         CATHERINES STORES CORPORATION,
                                CATHERINES, INC.
                                       AND
                            NATIONAL BANK OF COMMERCE

         This is an Agreement between CATHERINES STORES CORPORATION, a Tennessee corporation ("Stores"), and CATHERINES, INC., a Delaware corporation ("CI") (hereinafter collectively referred to as "Company"), and NATIONAL BANK OF COMMERCE, One Commerce Square, Memphis, Tennessee 38150 (hereinafter called "Bank"), entered into as of the _____ day of ____________, 1998.

                                    RECITALS:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. The terms defined in this Section 1.1 (except as otherwise expressly provided for in this Agreement) shall apply to all terms and provisions of this Agreement:

(a) Business Day - shall mean the business day of Bank and, in the event any provision of this Agreement or any other instrument or agreement evidencing or securing the Loan requires that action be taken on or before a particular date that falls on a day that is not a business day of Bank, the time for the taking of such action shall automatically be postponed until the next following business day of Bank.

(b) Current Portion of Long-Term Debt - shall mean that portion of the Company's total long-term debt that matures or is payable within a twelve-month period, or within the operating cycle if longer, including all amounts payable within such period on capital leases.

(c)       Debt Coverage  Ratio - shall mean the quotient  determined by dividing
          (i) the sum of Net Income (before the payment of income taxes) for the previous twelve-month period, plus depreciation, amortization, interest expense, operating lease expenses, the non-cash portion of Store Closing Expenses, which shall not exceed $1,925,000 for purposes of the calculation, and the non-cash portion of write-offs by the Company pursuant to FASB 121, all computed for the previous twelve-month period; by (ii) the sum of Current Portion of Long-Term Debt, plus interest expense and operating lease expenses, all computed for the previous twelve-month period.

(d) Inter-Company Indebtedness - shall mean Indebtedness of Stores or one or more of its subsidiaries that is owed solely to Stores or one or more other subsidiaries.

(e)      Loan - shall mean the term loan advanced to Company by Bank pursuant to
         Article II and the Note (defined below) executed by the Company.

(f) Loan Documents - shall mean, collectively, this Agreement, together with the following documents:

                  (i) Promissory Note of even date executed by Company and made payable to Bank in the original principal amount of $6,919,000 ("Note");

                  (ii) Leasehold Deed of Trust of even date executed by Company for the benefit of Bank (the "Leasehold Deed of Trust");

                  (iii) Deed of Trust of even date executed by the Industrial Development Board of the City of Memphis and County of Shelby, Tennessee, for the benefit of Bank (collectively with the Leaseholder Deed of Trust, the "Deeds of Trust"); and

                  (iv) UCC-1 financing statements executed by Company and Bank.

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(g)      Net Income - shall mean for any  period,  the net income of Company for such period as determined in accordance with generally accepted accounting procedures.

     (h) Obligation or Obligations - shall include (1) all indebtedness of Company to Bank under this Agreement or any other Loan Document or any other instrument or agreement between Company and Bank, including, without limitation, the indebtedness of Company under the Loan, (2) any advance under the Loan that may be in excess of the limits set forth in Section 2.1 below and the interest accrued and unpaid thereon, (3) all liabilities of Company acquired by purchase by Bank, by assignment or participation, (4) all other indebtedness of or damages against Company, however arising, whenever arising, and whether absolute or contingent, due or to become due to Bank, and (5) all costs and expenses incurred by Bank or its agents in connection with this Agreement or any other Loan Document and all related agreements and documents including reasonable attorneys' fees and court costs incurred by Bank in obtaining legal advice regarding this Agreement or any other Loan Document or in enforcing payment thereof or of any indebtedness of Company or to extend Bank's lien or to defend any action or proceeding related to this Agreement or any collateral, including any costs and expenses of any proceeding in which Bank is involved with Company.

(i) Store Closing Expenses - shall mean such expenses as set forth in the Company's consolidated financial statements delivered in accordance with Article V below.

(j) Tangible Net Worth - shall mean total assets of Company as set forth on the balance sheet of Company prepared in accordance with generally accepted accounting principles less (i) the Company's Total Liabilities and (ii) the net book value of all items of the following character which are included in the assets of Company: (1) goodwill, (2)
         organizational expense, (3) research and development expenses, (4) patents, trademarks, trade names, and copyrights, (5) deferred charges,
         (6) treasury stock, and (7) any other assets of an intangible nature.

(k) Total Liabilities - shall mean the aggregate amount of all obligations of the Company as shown on the balance sheet of the Company prepared in accordance with generally accepted accounting principles.

         Section 1.2 All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

                                   ARTICLE II
                                   OBLIGATIONS

         Section 2.1 Subject to the terms and provisions of this Agreement, Company desires to borrow from Bank, and Bank has agreed to extend Company a term loan in the maximum principal amount not to exceed the lesser of (i) Six Million Nine Hundred Nineteen Thousand and No/100 Dollars ($6,919,000.00), or
(ii) an amount equal to eighty-five percent (85%) of the appraised value of the Premises, as defined in Article III.

         Section 2.2 All of Company's indebtedness to Bank under the Loan or any other Loan Document related to the Loan or Note or otherwise under or related to this Agreement and any and all expenses related thereto shall be due and payable in full March 1, 2005 (the "Maturity Date").

         All unpaid principal, accrued and unpaid interest and costs to be paid by Company under the Loan shall bear interest at the rate of seven and one-half percent (7.5%) per annum. Payments of principal and interest based upon a twenty
(20) year amortization shall be due and payable monthly commencing April 1, 1998, and on the first day of each calendar month thereafter until the Maturity Date, at which time all outstanding principal and interest under the Loan shall be due and payable in full, all as more particularly set forth in the Note. From and after the occurrence of any Event of Default, all Obligations shall bear


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interest at the maximum rate permitted  under  applicable law. In no event shall the rate of interest at any time exceed the maximum effective rate of interest which Bank, as a national bank, is permitted to contract for and charge under applicable law in effect from time to time.

         Section 2.3 Company shall be permitted to prepay the Loan in whole upon giving Bank not less than thirty (30) days' prior written irrevocable notice, together with payment of any applicable prepayment fee. Company acknowledges that if the Note is prepaid before the stated Maturity Date and Bank is unable to collect the prepayment fee, Bank may suffer damages from the loss of income caused by its inability to obtain the yield it would have realized from the Note. If Company elects to prepay it shall prepay the entire unpaid balance of the Loan with accrued interest and all other sums due at such time, together with the following prepayment fee:

                  (i) If the Loan is prepaid at any time prior to March 1, 1999, the prepayment fee shall be equal to two percent (2%) of the then outstanding balance under the Loan; and

                  (ii) If the Loan is prepaid at any time during the period commencing March 1, 1999, and prior to March 1, 2000, the prepayment fee shall be equal to one and one-half percent (1.5%) of the then outstanding balance under the Loan.

                  (iii) If the Loan is prepaid at any time during the period commencing March 1, 2000, and prior to the Maturity Date, the prepayment fee shall be equal to one percent (1%) of the then outstanding balance under the Loan.

         The prepayment fee shall be due and payable if the Loan is paid by any means before the Maturity Date, or in the event of payment upon an acceleration hereunder. If for any reason the prepayment fee is deemed unenforceable, in whole or in part, Bank may pursue any of the legal or equitable right or remedy now or hereafter available to Bank and shall be entitled to recover an amount equal to the damages incurred as a result of the prepayment but in no event in excess of the amount of the prepayment penalty.

         Section 2.4 Bank shall not be obligated to advance the Loan unless all of the following conditions are satisfied:

                  (i) All of the Loan Documents provided for herein or otherwise requested by Bank to evidence and secure the Loan must have been executed and delivered to Bank.

                  (ii) If requested by Bank, it shall have received an opinion of Company's counsel in form and substance acceptable to Bank.

                  (iii) All representations and warranties made in this Agreement, in all other Loan Documents, and any other instrument executed in connection herewith or therewith shall have been true and correct as of the date made, and as of the date of the funding of the Loan.

                  (iv) Company must not otherwise be in default hereunder or under any other Loan Document, or under any other instrument or agreement now or hereafter existing between Company and Bank.

                  (v) Unless waived in writing by Bank, Bank shall have received:

                           (A) A paid title insurance policy, prepared upon opinion of counsel selected by Bank, in form and content, and with a company acceptable to Bank, insuring that the Loan Documents create a valid first lien in and upon the Premises, free and clear of all defects and encumbrances except such as Bank and its counsel shall approve, and containing full coverage against liens of mechanics, materialmen, laborers and any other parties who might claim statutory or common law liens, and no survey exceptions other than those approved by Bank and Bank's counsel, together with any other endorsements required by Bank;

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



                           (B) Suitable policies or evidence of the insurance in accordance with applicable requirements of this Agreement and the Deeds of Trust;

                           (C) Unless waived by Bank, a boundary survey, certified by a surveyor registered as such in the state in which the Premises is located, to which is attached a certificate satisfactory to Bank dated within sixty (60) days of the date hereof and covering such matters as Bank shall require, including, but not limited to, the location of all present and proposed improvements, building setback lines, right-of-ways, easements and encroachments, and means of public ingress and egress;

                           (D) Certification to the effect that a search of the public records disclosed no conditional sales contracts, chattel mortgages, financing statements or title retention agreements filed and recorded in the real property records which affect the Premises;

                           (E)      An appraisal acceptable to Bank; and

                           (F) An environmental audit acceptable to Bank.

                                   ARTICLE III
                                   COLLATERAL

         Section 3.1 As further assurance of payment of the Obligations, Company has executed and caused the execution and delivery of the Deeds of Trust, whereby first mortgage liens are granted to Bank on the leasehold and fee interests in that real property and improvements known municipally as 3742 Lamar Avenue, Memphis, Tennessee (the "Premises"), as more particularly described in the Deeds of Trust.

         Section 3.2 In order to further secure the payment of the Obligations, Company hereby grants to Bank a security interest and right of set off against all of Company's presently owned or hereafter acquired monies, items, credits, deposits and instruments (including certificates of deposit) presently or hereafter in the possession of Bank. By maintaining any such accounts or property at Bank, Company acknowledges that it voluntarily subjects such accounts or property to Bank's rights hereunder, and agrees that Bank shall not be liable for the dishonor of any instrument resulting from Bank's exercise of its rights hereunder, provided, that such rights shall be exercised by Bank only after an Event of Default has occurred.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 The Company represents and warrants to the Bank (which representations and warranties will survive the making of the Loan) that:

(a) The Company is duly organized, validly existing and in good standing with the Secretary of State under the laws of the respective states of incorporation and is authorized to do business in the state of Tennessee and any other state where the Company is doing business.

(b) The Company has the full power, authority, and legal right to execute and deliver and to perform and observe the provisions of this Agreement and to borrow hereunder and in doing so it will not violate any law, its Charter or bylaws or any other agreement or instrument binding upon it. Company has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Agreement and all other Loan Documents, as applicable. The Deeds of Trust grant to Bank a direct, valid, enforceable and perfected first lien mortgage on the Premises and Company's leasehold estate therein.

(c) The consolidated financial statement of the Company and all subsidiaries for the fiscal year ended February 1, 1997, fairly reflects the financial condition of the Company and subsidiaries and the results of its operation as of the dates and for the periods stated. No material adverse changes have since occurred.

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(d)      The Company has no  liabilities,  direct or  contingent,  except  those disclosed in the certified financial statement above. Company is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound, which default would have a material adverse effect on the financial condition or business operation of Company and the execution hereof, or
         any  other  instrument  executed  in  connection   herewith,   nor  the
         consummation of the transactions herein and therein contemplated, will violate any of the foregoing instruments to which Company is a party.

(e) Company has filed or caused to be filed all federal, state and local tax returns, which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof.

(f) There is no civil or administrative action, suit or proceeding at law or in equity or by or before any court, arbitrator, civil or administrative governmental instrumentality or other agency now pending, or, to the knowledge of the Company, threatened against or affecting the Company, which, if adversely determined, would result in any material adverse change in the business, or in the condition, financial or otherwise, of the Company. The Company is not in default with respect to any order, writ, injunction, judgment or decree of any court or of any governmental agency or department.

(g) Except as disclosed to Bank in writing, all prior, existing and current conduct of business and activities, including but not limited to all conduct and activities related to the Premises, comply and have at all times complied with all applicable present and will comply with all future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar terms, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, or any states wherein the Company does business, and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders of all types (all of which are hereinafter referred to as "Legal Requirements"), including specifically but without limitation those relating to the protection of human health or the environment.

(h) Neither Company nor any predecessor of Company has received notice or other communication concerning any alleged violation of any Legal Requirement relating to protection of human health or the environment, and neither Company nor any predecessor of Company has received notice or other communication concerning any alleged violation of any other Legal Requirement that has not been corrected to the satisfaction of the appropriate authority.

(i) Neither Company nor any predecessor of Company has engaged in or permitted any operations or activities for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping, disposal, sale or distribution of any Pollutant, Contaminant, Hazardous Material, Hazardous Substance, or Hazardous Waste, as those terms are or may become defined under any federal, state or local statute, regulation, rule or ordinance or amendments thereto in violation of any of the foregoing.

                                    ARTICLE V
                                    COVENANTS

         Section 5.1 Until this Agreement has been terminated in writing and the Obligations, including all principal, interest and service fees, have been paid in full, and this Loan Agreement is terminated in a writing signed on behalf of Bank and Company, the Company (at its expense) shall:

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(a)       Furnish  to Bank (i) within one  hundred  twenty  (120) days after the close of each fiscal year, a copy of the consolidated financial statement of the Company and all subsidiaries, audited by independent certified public accountants of recognized standing acceptable to Bank, such reports shall be prepared in accordance with generally accepted accounting principles consistently applied and shall include
          Company's   balance   sheet,   statement   of  income,   statement  of
          stockholder's equity, and statement of cash flows; (ii) within forty-five (45) days of the close of the first three (3) fiscal quarters, quarterly financial statements in the form of Company's Form 10Q filed with the Securities and Exchange Commission for that quarter; and
          (iii) such additional information as the Bank from time to time may request.

(b) Furnish to Bank copies of management letters from Company's independent certified public accountants when available.

(c) Keep insured the Premises and all buildings, machinery, equipment, furnishings, inventory and supplies insured by insurance companies acceptable to the Bank and in such amounts as the Bank may, from time to time reasonably require, all as more particularly set forth in the Deeds of Trust.

(d) Comply with all applicable statutes and government regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the Premises except liabilities being contested in good faith and against which, if requested by Bank, the Company will post bond or establish and maintain reserves satisfactory to Bank.

(e) Maintain the Premises and all other assets and properties in good operating condition.

(f) Permit an authorized representative of Bank to visit and inspect at reasonable times during regular business hours any of its properties, collateral, including its books, and to make extracts therefrom, and to discuss its affairs, finances and accounts with its officers.

(g) When requested by Bank in the exercise of its reasonable judgment, furnish to Bank at the expense of the Company, a written environmental audit report or survey of the Premises, which audit report or survey shall be prepared by an independent licensed consultant approved in writing in advance by Bank; provided, the cost of same shall be borne by Bank in the event that said report shows no material adverse change in the condition thereof.

(h) When requested by Bank in the exercise of its reasonable judgment, furnish to Bank at the expense of Company, a written inspection report and/or a written appraisal report with respect to the Premises, or any item thereof, which report or appraisal shall be prepared by a qualified independent appraiser or consultant approved in writing in advance by the Bank; provided, the cost of same shall be borne by Bank in the event that said report shows no material adverse change in value thereof.

(i) Upon discovery promptly notify Bank of the occurrence of any Event of Default hereunder, or of the filing of any suit or proceeding before any court or government agency against Company in which an adverse decision could have a material adverse effect upon Company or its business.

(j) Maintain and preserve its corporate existence in full force and effect.

         Section 5.2 While any Obligation remains unpaid and until this Loan Agreement is terminated in a writing signed on behalf of Bank and Company, except with the prior written consent of the Bank, the Company shall not, nor shall it permit any subsidiary to:

(a) Except for mergers or the consolidation of any subsidiary of Company with any other subsidiary of Company, make or acquiesce in any material change in management, nor permit any reorganization, sale of assets, liquidation or dissolution, merger, or agree to

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         any sale of stock by  shareholders or any other transfer or transaction which would result in the change of ownership or beneficial voting control (whether directly or indirectly) of more than forty-nine
         percent  (49%)  of  the  equity   securities  of  the  Company  or  any
         subsidiary.

(b) Engage in, directly or through other corporations or entities, any material business other than the business presently conducted.

(c) Assume, guarantee, endorse or otherwise become directly liable with respect to any obligation of any person, firm, corporation or other entity other than Inter-Company Indebtedness.

(d) Permit Tangible Net Worth, on a consolidated basis, to be less than $43,000,000 at the close of any fiscal quarter. For each fiscal year after December 31, 1998, the foregoing tangible net worth requirement will increase by an amount equal to fifty percent (50%) of Company's Net Income for the previous fiscal year.

(e) Permit the Debt Coverage Ratio, on a consolidated basis, to be less than 1.2:1 at the end of each fiscal year.

(f) Incur, create, assume become or be liable in any manner in respect of, or suffer to exist, any debt for borrowed money except:

                  (i)  indebtedness under this Agreement;

                  (ii) indebtedness presently existing and listed on Schedule 5.2(1);

                  (iii)  indebtedness created by Bank;

                  (iv) indebtedness as incurred or assumed by the Company (A) in connection with any financing lease entered into after the closing date or (B) as to CI only, to pay all or any part of the purchase price of property acquired after the closing date, not to exceed the purchase price of the property so acquired; provided that except in the case of InterCompany Indebtedness, the outstanding principal balances of the indebtedness described in subsections 5.2(f)(iv) and (v) shall not at any time exceed the sum of $10,000,000;

                  (v) indebtedness incurred by Stores and CI after the closing date (A) under unsecured lines of credit with any person, firm, company, or other entity and (B) under demand and other short-term promissory notes payable to or to the order of any person; provided that except in the case of Inter-Company Indebtedness, the outstanding principal balances of the indebtedness described in subsections 5.2(f)(iv) and (v) shall not at any time exceed the sum of $10,000,000;

                  (vi) Inter-Company Indebtedness, including without limitation,
         (A) Inter-Company Indebtedness incurred by Stores or any subsidiary of Company under an unsecured loan or advance from Stores or any subsidiary of Company, which loan or advance is used by the borrowing entity to purchase inventory from Stores or is used by Stores to purchase inventory from any person or entity and (B) Inter-Company Indebtedness created by the purchase, sale, lease, license or exchange of property or the rendering of any service by Stores or any subsidiary of Company to Stores or any subsidiary of Company; and

                  (vii) any sale and leaseback transaction.

(g) Create or suffer to be created or to exist upon its property any mortgage, lien, charge, security interest or encumbrance of any kind except:

                  (i)  liens permitted under this Agreement;


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                  (ii) liens presently existing and listed on Schedule 5.2(2);

                  (iii)  liens created by Bank;

                  (iv) liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings, so long as adequate reserves with respect thereto are maintained on the books of Stores or any subsidiary in accordance with generally accepted accounting principles;

                  (v) carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like liens arising in the ordinary course of business (A) which are not overdue for a period of more than 60 days or (B) which are being contested in good faith and by appropriate proceedings;

                  (vi) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation, or to secure the performance of statutory obligations, appeal or similar bonds, leases and trade contracts (exclusive of obligations for the payment of borrowed money);

                  (vii) liens securing indebtedness permitted by subsection 5.2(f)(iv), provided that any such lien shall be confined solely to the item or items of property acquired with the proceeds of such indebtedness or which is or are the subject of a financing lease permitted by said section;

                  (viii) liens on property of the Company created solely for the purpose of securing indebtedness permitted by subsection 5.2(f)(iv), incurred to finance or refinance the purchase price of property; provided that no such lien shall extend to or cover the property other than the respective property so acquired, and the principal amount of indebtedness secured by any such lien shall at no time exceed the original purchase price of such property;

                  (ix) rights of setoff in favor of banks arising in the ordinary course of business;

                  (x) any lien constituting a renewal or continuation of any lien permitted by this subsection 5.2(g), but only in the case of each such renewal or continuation, to the extent that the principal amount of indebtedness secured by such lien does not exceed the principal amount of such indebtedness so secured at the time of the renewal or continuation, and that such lien is limited to all or a part of the property that secured the lien renewed or continued; and

                  (xi) other liens incidental to the conduct of its business or the ownership of the property which are not incurred in connection with borrower money and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business and which, in any event, do not secure obligations in excess of $75,000.

(h) As to Stores, disburse or distribute as dividends nor expend or exchange in redemption or purchase of its capital stock any cash or property (except its own capital stock) on an annual basis in excess of ten percent (10%) of Company's Net Profit.

(i) Sell or otherwise dispose of any substantial part of its assets, capital stock or properties or transfer directly or indirectly any interest in the Premises.

(j) Cause, permit or suffer the existence or the commission by Company, its agents, employees, contractors, tenants, or invitees, or by any other person of a violation of any Legal Requirement related to any of Company's conduct or activities which results in a material adverse change in the business, or condition, financial or otherwise, of the Company.

(k) Cause, permit, or suffer any Pollutant, Contaminant, Hazardous Material, Hazardous Substance, or Hazardous Waste, as those terms are or may become defined under any federal, state or local statute, regulation, rule or ordinance or amendments thereto, to be brought upon, treated, kept, stored disposed of, discharged, released, produced, manufactured, generated, refined, used upon, or sold or distributed on or from any of its premises or through the conduct or activities of Company, its agents, employees, contractors, tenants, invitees, or any other person related to Company's conduct or activities without (i) notice to Bank, and (ii) complying with all such federal, state or local statutes, regulations, rules and/or ordinances.

                                   ARTICLE VI
                           EVENTS OF DEFAULT; REMEDIES

         Section 6.1 If any one or more of the following events (herein called Events of Default) shall occur and be continuing:

(a) Default in payment of any of the Obligations when the same shall become due and payable; or

(b) Default in due observance or performance of any covenant, agreement, or provision of this Agreement or any material agreement(s) by which the Company is or shall be bound, including, without limitation, either of the Deeds of Trust and each and every other Loan Document, and such default continues for ten (10) days, or any Loan Document shall at any time cease to be in full force and effect or declared void or Company shall deny any further liability hereunder or thereunder; or

(c) Any representation or warranty heretofore or hereafter made in writing by or on behalf of Company herein or in either of the Deeds of Trust or any other Loan Document or otherwise in connection with this Agreement or any Loan Document shall prove to have been false or incorrect in any material respect on the date on or as of when made; or

(d) Failure to pay when due and before the expiration of any grace period any other indebtedness of $50,000 or more which Company is obligated to pay in any capacity to any person or entity, whether such indebtedness shall have become due because of acceleration of maturity or otherwise, including but not limited to failure to pay when due and before the expiration of any grace period the Obligations created by this Agreement; or

(e)      Company shall:

                  (i) admit in writing its inability to pay its debts as they become due; or

                  (ii) file a petition in bankruptcy or for reorganization under the Bankruptcy Act, or file a pleading asking such relief under similar state laws, or have or suffer to be filed an involuntary petition in bankruptcy against Company which is not contested and discharged within sixty (60) days; or

                  (iii) make an assignment for the benefit of creditors or become voluntarily or involuntarily dissolved or become insolvent; or

                  (iv) consent to the appointment of a trustee or receiver for all or a major portion of its property; or

                  (v) be finally adjudicated a debtor or insolvent under any federal or state law; or

                  (vi) become subject to a court order under any federal or state law appointing a receiver or trustee for all or a major part of its property or ordering the winding up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Act, which order, shall not be vacated, denied, set aside, or stayed within sixty (60) days from the date of entry; or

                  (vii) become subject to a final judgment for the payment of money and the same shall not be discharged or provision made for its discharge within forty-five (45) days from the date of entry thereof or an appeal or other appropriate proceeding for review thereof shall not be taken within said period and a stay of execution pending such appeal shall not be obtained; or

                  (viii) become subject to a writ or warrant of attachment or any similar process issued by any court against all or any substantial portion of its property and such writ or warrant of attachment or any similar process in not stayed or is not released within forty-five (45) days after its entry or levy or after any stay is vacated or set aside;

                  (ix) become subject to a tax lien or judgment lien on the Premises, or in the event of a levy against Premises, or any part thereof of any execution, attachment, sequestration or other writ; or

(g) The sale or other voluntary or involuntary transfer of any equity interest in Company that results in the change of ownership or direct or indirect voting control of more than forty-nine percent (49%) of the equity interest of CI;

then and in such event (unless all defaults shall theretofore have been remedied or waived in writing), without demand, presentment, or other notice of any kind, all of which are hereby expressly waived, Bank may, in its discretion, declare the unpaid principal under the Loan, or, with respect to any event specified in
(i)-(vi) of subparagraph (f) above, the unpaid principal balance under the Loan shall be, together with all unpaid interest, penalties and service fees, immediately due and payable in full. An Event of Default hereunder shall constitute a default under each and every other Loan Document.

         Section 6.2 If one or more Events of Default shall occur, Bank may proceed to protect and enforce all rights hereunder by any appropriate proceeding, whether for specific performance of any covenant or agreement contained in this Agreement, or in aid of the exercise of any power granted in this Agreement, or may proceed to enforce the payment of Obligation or to enforce any other legal or equitable right under any other Loan Document or otherwise available to Bank.

         Section 6.3 All rights, remedies, or powers hereby conferred upon Bank shall be deemed cumulative and not exclusive of any other rights, remedies, or powers available at law or in equity. No delay in exercising or failure or omission to exercise any right, remedy, or power shall impair any such right, remedy, or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein. Any such right, remedy, or power may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default. No single or partial exercise of any right, remedy, or power shall preclude other or further exercise thereof.

         Section 6.4 Company covenants that if default is made in any payment of principal or interest on any Obligation, it will pay such further amount as shall be sufficient to cover the costs and expense of collection, including reasonable attorneys' fees and costs of court. This Agreement and the books and records of Bank shall constitute prima facie evidence of all matters with respect to the Loan and amounts due hereunder.

                                   ARTICLE VII
                        FURTHER AGREEMENTS AND COVENANTS

         Section 7.1 Notices shall be deemed to have been properly given when hand delivered or deposited in the United States mail, registered or certified, first class postage prepaid whether or not the same is actually received, if addressed to:

         The Company:               Catherines Stores Corporation
                                    Catherines, Inc.
                                    3742 Lamar Avenue
                                    Memphis, TN  38118
                                    Attention: David C. Forell

         With a copy to:            Waring Cox, PLC
                                    50 North Front Street, 13th Floor
                                    Memphis, TN 38103
                                    Attention: Samuel D. Chafetz, Esq.

         The Bank:                  National Bank of Commerce
                                    Metropolitan Banking
                                    One Commerce Square, Second Floor
                                    Memphis, TN 38150
                                    Attention: Lynn Carson

         With a copy to:            Burch, Porter & Johnson, PLLC
                                    50 North Front Street, Suite 800
                                    Memphis, TN 38103
                                    Attention: LeeAnne M. Cox, Esq.

or directed to such address as either party may direct by a written notice sent in accordance with this Section.

         Section 7.2 All covenants and agreements contained in this Agreement and in any agreement or instrument evidencing or securing the Loan shall be binding upon and inure to the benefit of the parties and their successors and assigns, provided, Company may not assign this Agreement without the prior written consent of Bank.

         Section 7.3 This Agreement shall be deemed a contract made under the laws of Tennessee, except with regard to interest which shall be governed by Federal law in effect from time to time. Anything in this Agreement or any other instrument or agreement evidencing or securing the Loan to the contrary notwithstanding, it is understood and agreed by the parties that, if for any reason interest paid or contracted to be paid by Company on the Loan shall exceed the maximum amount permitted by applicable law, all amounts which exceed the maximum amount permitted by such law shall be credited on interest accrued, or principal, or both, at the time of payment so that such interest shall not exceed the maximum amount permitted from time to time by applicable law.

         Section  7.4  Both  Company  and  Bank  each  knowingly,   voluntarily,
irrevocably and without coercion, waive all rights to trial by jury of all disputes between them. Neither Bank nor Company shall be deemed to have relinquished this waiver of jury trial unless the party claiming that this waiver has been relinquished produces a written instrument signed by the other party stating that this waiver has in fact been relinquished.

         Section 7.5 The parties agree that the sole proper venue for the determination of any litigation commenced by the Company against the Bank on any basis shall be in a court of competent jurisdiction which is located in Shelby County, Tennessee and the parties hereby expressly declare that any other venue shall be improper and the Company expressly waives any right to a determination of any such litigation by Company against the Bank by a court in any other venue. Company further agrees that service of process by any judicial officer or by registered or certified U.S. Mail, as specified in Section 7.1 on Notices, shall establish personal jurisdiction over the Company and Company waives any rights under the laws of any state to object to jurisdiction within the State of Tennessee. Company acknowledges that this Agreement was negotiated, executed and delivered in the State of Tennessee and shall be governed and construed in accordance with the laws thereof. Provided, however, nothing contained in this
Section 7.5 shall prevent Bank from bringing any action or exercising any rights against any security or against Company or any guarantor personally, and any property of either, within any other state. Initiating such proceedings or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the State of Tennessee shall govern the rights and obligations of Company and Bank hereunder or of the submission herein made by Company to personal jurisdiction within the State of Tennessee. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the State of Tennessee.

         Section 7.6 The provisions of this Agreement shall be considered severable, and should any one or more provisions hereof be stricken or otherwise determined to be unenforceable for any reason, then the remaining provisions shall continue in full force and effect and shall be enforced in accordance with their terms.

         Section 7.7 This Agreement may be executed in multiple counterparts, all of which together shall constitute one and the same instrument.

         Section  7.8  All  conditions  of  the   obligations  of  either  party
hereunder, including the obligation of Bank to advance the Loan are imposed solely and exclusively for the benefit of the other party and Bank's successors and assigns and any permitted assigns of Company. No other person or entity shall have standing to require satisfaction of such conditions in accordance with their terms or, with respect to Company, be entitled to assume that Bank will refuse to advance the Loan in the absence of strict compliance with any or all thereof, and no other person or entity shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the respective party to whom the performance of any such condition shall run at any time if in the sole discretion of such party it deems it desirable to do so.

         Section 7.9 Bank is not the agent or representative of Company, and Company is not the agent or representative of Bank, and nothing in this Agreement shall be construed to make Bank liable to anyone for goods delivered to or services performed with respect to the Premises or for debts or claims accruing against Company. Nothing herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between Bank and Company, or any other relationship except as debtor and creditor.

         Section 7.10 Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         Section 7.11 Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other. All references to "Company" shall be deemed to refer to Catherines, Inc., and Catherines Stores Corporation both in the conjunctive and in the disjunctive whenever the context permits. All obligations under this agreement and all other Loan Documents shall be the joint and several obligations of said entities.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                                    CATHERINE STORES CORPORATION

                                    By:
                                    Title:

                                    CATHERINES, INC.

                                    By:
                                    Title:


                                    NATIONAL BANK OF COMMERCE

                                    By:
                                    Title:

                                 Schedule 5.2(1)

                              EXISTING INDEBTEDNESS

1.       Master  Equipment Lease  Agreement dated March 15, 1991,  between Sanwa
         Business  Credit  Corporation  and  Catherines,   Inc.,  together  with
         Amendments 1 through 5 thereto.

2. Master Lease Agreement No. 092893 dated September 28, 1993, between Econocom- USA, Inc., and Catherines, Inc.

3. Equipment Lease Agreement dated December 31, 1993, by and between First American National Bank and Catherines, Inc.

4. Promissory Notes with an outstanding principal balance of $7,500.65 as of February _____, 1998, relating to Virginia Speciality Stores, Inc.'s Chapter 11 Reorganization.

5. Fixed Rate Term Loan with the National Bank of Commerce with a fixed 7.5% interest rate to Catherines Stores Corporation and Catherines, Inc., in the principal amount equal to the lesser of $6,919,000.00 or 85% of the appraised value of the real estate located at 3742 Lamar Avenue, Memphis, Tennessee, titled in the name of the Industrial Development Board and leased to Catherines.

6. Indebtedness under the Loans as defined in that certain Amended and Restated Credit Agreement dated February 27, 1998, by and between Catherines, Inc., Catherines Stores Corporation, Catherines of Pennsylvania, Inc., Catherines of California, Inc., Catherines Partners, L.P., and First American National Bank, as Agent, Hibernia National Bank and Bank One, N.A.

7. Security interest in various credit card accounts with Hurley State Bank and Catherines, Inc., pursuant to a (i) Purchase Agreement dated October 1, 1992, between Catherines, Inc., and Hurley State Bank and
         (ii) Purchase Agreement dated December 15, 1990, between Catherines, Inc. (as successor to Virginia Specialty Stores, Inc., by merger) and Hurley State Bank.

                                 Schedule 5.2(2)

                                 Permitted Liens

1.       National Bank of Commerce
         One Commerce Square
         Memphis, TN  38103

         Deed of Trust, Security Agreement and Fixture Filing dated February 27, 1998, and Leasehold Deed of Trust, Security Agreement and Fixture Filing dated February 27, 1998, securing a Term Loan with the National Bank of Commerce with a fixed 7.5% interest rate to Catherines Stores Corporation and Catherines, Inc., in the principal amount equal to the lesser of $6,919,000 or 85% of the appraised value of the real estate located at 3742 Lamar Avenue, Memphis, Tennessee, titled in the name of the Industrial Development Board and leased to Catherines, Inc.

2.       Liens related to indebtedness described in Schedule 5.2(1).

3. Security Interest in all surveillance and related equipment provided by Sensormatic Electronics Corp. to Catherines, Inc., and Catherine Stores Corporation whether now owned or leased by and from Sensormatic Electronics Corp.

4. Security interest in the favor of Koury Corporation by Catherine Stores Corporation on all furnishings, equipment, fixtures, inventory, accounts receivable and other personal property of any kind belonging to Catherine Stores Corporation at a certain premises in Greensboro, North Carolina.